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                           REAL TIME STRATEGIES, INC.

                          INCENTIVE STOCK OPTION PLAN


          1. PURPOSES OF THE PLAN. This stock option plan (the "Plan") is designed to provide an incentive to key employees (including directors and officers who are key employees) and to consultants, advisors and directors who are not employees of Real Time Strategies, Inc., a New York corporation (the "Company"), and its present and future subsidiary corporations, as defined in Paragraph 19 ("Subsidiaries"), and to offer an additional inducement in obtaining the services of such individuals. The Board of Directors of the Company (the "Board of Directors") believes that the granting of stock options under the Plan will promote (i) continuity of management, directors and other service providers and (ii) increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("NQSOs"), but the Company makes no warranty as to the qualification of any option as an "incentive stock option" under the Code.

          2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 12, the aggregate number of shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 1,500,000. Such shares of Common Stock may, in the discretion of the Board of Directors, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. Subject to the provisions of Paragraph 13, any shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable shall again become available for the granting of options under the Plan.

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          3.    ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors.

          Subject to the express provisions of the Plan, the Board of Directors shall have the authority, in its sole discretion, to determine the key employees, consultants, advisors and directors who are not employees that shall receive options; the times when they shall receive options; whether an option granted to an employee shall be an ISO or a NQSO; the number of shares of Common Stock to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole, in part or in installments, and, if in installments, the number of shares of Common Stock to be subject to each installment; whether the installments shall be cumulative; the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any installment; whether shares of Common Stock may be issued on exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and to waive any such restriction; whether to subject the exercise of all or any portion of an option to the fulfillment of contingencies as specified in the contract referred to in Paragraph 11 (the "Contract"), including without limitation, contingencies relating to entering into a covenant not to compete with the Company and any Parent (as defined in Paragraph 19) and Subsidiaries, to financial objectives for the Company, a Subsidiary, a division, a product line or other category, and/or the period of continued relationship of the optionee with the Company or its Subsidiaries, and to determine whether such contingencies have been met; to determine the amount, if any, necessary to satisfy the Company's obligation to withhold taxes or other amounts; the fair market value of a share of Common Stock; to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option, provided such option as modified would be permitted to be granted on such date under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable for administering the Plan. The determinations of the Board of Directors on the matters referred to in this Paragraph 3 shall be conclusive.

          No member or former member of the Board of Directors shall be liable for any action, failure to act or determination made in good faith with respect to the Plan or any option hereunder. In addition, the Company shall indemnify and hold each member and former member of the Board of Directors harmless from and against any liability, claim for damages and expenses in connection therewith by reason of any action, failure to act or determination made in good faith under or in connection with the Plan or any option hereunder to the fullest extent permitted with respect to directors under the Company's certificate of incorporation, by-laws or applicable law.


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          4.    ELIGIBILITY. The Board of Directors may from time to time, consistent with the purposes of the Plan, grant options to key employees (including officers and directors who are key employees) and to consultants of the Company or any of its Subsidiaries, and to directors of the Company who at the time of grant of the option are not employees or consultants of the Company; PROVIDED, HOWEVER, that no person shall be granted an option unless he agrees in the Contract that it is his intention to remain in the service of the Company but at the pleasure of the Company. Such options granted shall cover such number of shares of Common Stock as the Board of Directors may determine; provided, however, that the aggregate market value (determined at the time the option is granted) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. The $100,000 ISO limitation shall be applied by taking ISOs into account in the order in which they were granted. Any option (or the portion thereof) granted in excess of such amount shall be treated as a NQSO.

          5. EXERCISE PRICE. The exercise price of the shares of Common Stock under each option shall be determined by the Board of Directors; provided, however, that the exercise price of an ISO shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and further provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant.

          The fair market value of a share of Common Stock on any day shall be the book value of such share on such date as determined in accordance with generally accepted accounting principles, consistently applied.

          6. TERM. The term of each option granted pursuant to the Plan shall be such term as is established by the Board of Directors, in its sole discretion, at or before the time such option is granted; provided, however, that the term of each ISO granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof; and further, provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the ISO shall be for a period not exceeding five years from the date of grant. All options shall be subject to earlier termination as hereinafter provided.

          7. EXERCISE. An option (or any part or installment thereof), to the extent vested and then exercisable, shall be exercised by giving written notice to the Company at its principal office stating which option is being exercised, specifying the number of shares of Common


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Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the Contract with respect to an Option permits installment payments) (a) in cash or by certified check or (b) if the Board of Directors permits, with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or with any combination of cash, certified check or shares of Common Stock. In such case, the fair market value of the Common Stock shall be determined in accordance with Paragraph 5.

          A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a stockholder with respect to such shares of Common Stock until the date of issuance of a stock certificate to him for such shares; PROVIDED, HOWEVER, that until such stock certificate is issued, any option holder using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

          In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

          8. TERMINATION OF RELATIONSHIP. Except as may otherwise be expressly provided in the applicable Contract, any optionee whose relationship with the Company (and its Parent and Subsidiaries) has terminated for any reason other than his death or Disability (as defined in Paragraph 19) may exercise such option, to the extent vested on the date of such termination, at any time within 30 days after the date such option becomes exercisable in accordance with the terms of the Contract, but not thereafter and in no event after the date the option would otherwise have expired. Except as may otherwise be expressly provided in the applicable Contract, options granted under the Plan shall not be affected by any change in the relationship of the holder so long as he continues to be an employee or a consultant or advisor of the Company, any Parent or any of the Subsidiaries or as a director of the Company (regardless of having been transferred from one corporation to another).

          For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.


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          Nothing in the Plan or in any option granted under the Plan shall confer on any person any right to continue in the employ or as a consultant of the Company, any Parent or any of its Subsidiaries, or as a director of the Company, or interfere in any way with any right of the Company, any Parent or any of its Subsidiaries to terminate the optionee's relationship at any time for any reason whatsoever without liability to the Company, any Parent or any of its Subsidiaries.

          9. DEATH OR DISABILITY OF AN OPTIONEE. Except as may otherwise be expressly provided in the applicable Contract, if an optionee dies (a) while he is an employee, consultant or director of the Company, any Parent or any of its Subsidiaries, his option shall become vested with respect to those shares of Common Stock that would have become vested at the end of the year in which the optionee's death occurs, and may be exercised, to the extent exercisable in accordance with the terms of the Contract, by his executor, administrator or other person at the time entitled by law to his rights under such option, on or before the later of (i) the expiration of six months after the date of the optionee's death and (ii) the 30th day following the date of earliest exercisability provided in the Contract, but not thereafter and in no event after the expiration date of the option.

          Except as may otherwise be expressly provided in the applicable Contract, if an Optionee's relationship with the Company terminates by reason of Disability, his option shall become vested with respect to those shares of Common Stock that would have become vested at the end of the year in which the Optionee's Disability occurs, and may be exercised, to the extent exercisable in accordance with the terms of the Contract, on or before the later of (i) the expiration of 12 months after the date of termination due to such Disability and (ii) the 30th day following the date of earliest exercisability provided in the Contract, but not thereafter and in no event after the expiration date of the option.

          10. COMPLIANCE WITH SECURITIES LAWS. The Board of Directors may require, in its discretion, as a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or
(b) there is an exemption from registration under the Securities Act for the issuance of shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register under the Securities Act the shares subject to any option.

          The Board of Directors may require the optionee to execute and deliver to the Company his representations and warranties, in form and substance satisfactory to the Board of Directors, that (a) the shares of Common Stock to be issued upon the exercise of the option are being acquired by the optionee for his own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common


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Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

          In addition, if at any time the Board of Directors shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to such option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          11. STOCK OPTION CONTRACTS. Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, and shall contain such terms and conditions not inconsistent herewith as may be determined by the Board of Directors.

          12. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger in which the Company is the surviving corporation, split-up, combination or exchange of shares or the like, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof, shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive.

          In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation, then, there shall be substituted for each share of the Common Stock then subject to any option and for each share reserved for issuance in accordance with the provisions of the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged. In the event that there shall be any change, other than as specified in this Paragraph 12, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any option and the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an option, such adjustment shall be made by the Board of


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Directors and shall be effective and binding for all purposes of the Plan and of each Contract entered into in accordance with the provisions of the Plan.

          Notwithstanding the foregoing, in the event that the Company is merged or consolidated with another corporation and, whether or not the Company shall be the surviving corporation, there shall be any change in the shares of Common Stock by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event"), then the Board of Directors may in its discretion, by written notice to the optionee, provide that his options will be terminated unless exercised within 30 days (or such longer period as the Board of Directors shall determine in its sole discretion) after the date of such notice; PROVIDED, HOWEVER, that if the Board of Directors takes such action the Board of Directors also shall accelerate the dates upon which all outstanding options of such optionee shall be exercisable.


          The grant of options under the Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof or dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          13. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors and approved by the stockholders of the Company as of December 30, 1997. No option may be granted under the Plan after December 29, 2007. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code and to conform to any change in applicable law or to regulations or rulings of administrative agencies; provided, however, that no amendment shall be effective without the requisite prior or subsequent stockholder approval which would (a) except as contemplated in Paragraph 12, increase the maximum number of shares of Common Stock for which options may be granted under the Plan, (b) materially increase the benefits to participants under the Plan or (c) change the eligibility requirements to receive options hereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option. The power of the Board of Directors to construe and administer any options granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.


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          14.  NON-TRANSFERABILITY OF OPTIONS. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the holder thereof, only by him or his legal representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

          15. WITHHOLDING TAXES. The Company may withhold cash and/or shares of Common Stock to be issued with respect thereto having an aggregate fair market value equal to the amount which it determines is necessary to satisfy its obligation to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant or exercise of an option, its disposition, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments have been made. Fair market value of the shares of Common Stock shall be determined in accordance with Paragraph 5.

          16. LEGENDS; PAYMENT OF EXPENSES. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act,
(b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of an ISO granted under the Plan.

          The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

          17. USE OF PROCEEDS. The cash proceeds from the sale of shares of Common Stock pursuant to the exercise of options under the Plan shall be added to the general funds of the Company and used for corporate purposes.

          18. SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT CORPORATIONS. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new


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options for prior options of a Constituent Corporation (as defined in
Paragraph 19) or assume the prior options of such Constituent Corporation.

          19.  DEFINITIONS.

                 (a) Subsidiary. The term "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 424(f) of the Code.

                 (b) Parent. The term "Parent" shall have the same definition as "parent corporation" in Section 424(e) of the Code.

                 (c) Constituent Corporation. The term "Constituent Corporation" shall mean any corporation which engages with the Company, its Parent or any Subsidiary in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

                 (d) Disability. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

          20. GOVERNING LAW. The Plan, such options as may be granted hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law provisions.

          21. PARTIAL INVALIDITY. The invalidity or illegality of any provision herein shall not affect the validity of any other provision.

          22. NON-UNIFORM DETERMINATIONS. The Board of Directors' determinations under the Plan (including, without limitation, determinations of persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, options under the Plan, whether or not such persons are similarly situated.

The Board of Directors
  Real Time Strategies, Inc.



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